                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 6, 1998


                            ChemTrak Incorporated
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           (Exact name of registrant as specified in its charter)



          Delaware                     0-19749             77-0295388
          --------                     -------             ----------
 (State or other jurisdiction        (Commission         (I.R.S. Employer
of incorporation organization)       File Number)       Identification No.)


     929 E. Arques Avenue, Sunnyvale, California             94086-4520
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         (Address of principal executive offices)            (Zip Code)


     Registrant's telephone number, including area code:   (408) 773-8156
                                                          ------------------


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS
         ------------

     ChemTrak Incorporated (the "Company") has raised approximately $1 million from the private placement of shares of redeemable convertible Series B Preferred Stock pursuant to Subscription Agreements and Questionnaires dated as of April 6, 1998; April 8, 1998; April 28, 1998; and April 29, 1998,
respectively.

     The shares of Series B Preferred Stock are convertible into shares of Common Stock of the Company 90 days after issuance. The shares of Series B Preferred Stock bear cumulative dividends at an annual rate of 6 percent payable in shares of Common Stock of the Company or cash at the Company's option. The shares of Series B Preferred Stock, after adjustment to account for any accrued dividend that has not been paid in cash, is convertible at a conversion price equal to the lower of (1) 100 percent of the five-day Nasdaq average closing-bid price on the date of each individual closing or (2) 75 percent of the five-day average Nasdaq closing-bid price at time of conversion.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

     (c)  Exhibits

          4.1 Form of Subscription Agreements and Questionnaires dated as of April 6, 1998; April 8, 1998; April 28, 1998; and April 29, 1998.

                                      -2-
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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CHEMTRAK INCORPORATED


Dated:    May 27, 1998             By:  /s/ DONALD V. FLUKEN
                                        ----------------------------------
                                         Donald V. Fluken
                                         Vice President, Secretary and
                                         Chief Financial Officer

                                      -3-
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                               INDEX TO EXHIBITS

     Exhibit No.
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     4.1   Form of Subscription Agreements and Questionnaires dated as of
           April 6, 1998; April 8, 1998; April 28, 1998; and April 29, 1998.